Exhibit 2.1

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT TO BUSINESS COMBINATION AGREEMENT, is made and entered into as of November 16, 2021 (this “Amendment”), by and among (i) Sports Entertainment Acquisition Corp., a Delaware corporation (“SEAC”), (ii) SGHC Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (the “Company”), (iii) Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (“NewCo”), and (iv) Sports Entertainment Acquisition Holdings LLC, a Delaware limited liability company (“Sponsor”). Each of SEAC, the Company, NewCo and Sponsor are also referred to herein as a “Party” and, collectively, as the “Parties”.  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Parties and Super Group (SGHC) Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of NewCo, entered into that certain Business Combination Agreement, dated as of April 23, 2021 (as amended from time to time, the “Business Combination Agreement”); and

WHEREAS, pursuant to Section 8.1 of the Business Combination Agreement, the Parties desire to amend the Business Combination Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Amendments.

a.	Section 7.1(c) of the Business Combination Agreement is hereby deleted in its entirety and replaced with the following:

“by the Company or SEAC by written notice to the other Party or Parties if the consummation of the transaction contemplated by this Agreement shall not have occurred on or before March 31, 2022 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any Party that has materially breached any of its representations, warranties, covenants or agreements under this Agreement and such material breach is the primary cause of or has resulted in the failure of the Business Combination to be consummated on or before such date;”.

2.          Limited Effect. Except as amended hereby, the Business Combination Agreement shall continue in full force and effect in accordance with its terms. By executing this Amendment, each of the Parties acknowledges that this Amendment has been executed and delivered in compliance with Section 8.1 of the Business Combination Agreement. Reference to this Amendment need not be made in the Business Combination Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Business Combination Agreement, any reference in any of such items to the Business Combination Agreement being sufficient to refer to the Business Combination Agreement as amended hereby.

3.          Incorporation by Reference.  The provisions of Article VIII of the Business Combination Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the Parties hereto mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representatives of the parties hereto as of the date first written above.

SPORTS ENTERTAINMENT ACQUISITION CORP.

By:   /s/ Eric Grubman
Name:        Eric Grubman
Title:          Chairman of the Board and
                   Chief Financial Officer

[Amendment to Business Combination Agreement]

COMPANY:

SGHC LIMITED

By:   /s/ Robert Dutnall
Name:        Robert Dutnall
Title:          Director

NEWCO:

SUPER GROUP (SGHC) LIMITED

By: /s/ Robert Dutnall
Name:        Robert Dutnall
Title:          Director

[Amendment to Business Combination Agreement]

SPONSOR:

SPORTS ENTERTAINMENT ACQUISITION HOLDINGS LLC

By:  /s/ Eric Grubman
Name:        Eric Grubman
Title:          Manager
[Amendment to Business Combination Agreement]